Exhibit 23.2



                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER
                                  AND GEOLOGIST


As petroleum engineers, we hereby consent to the inclusion of the information included in this Form 8-K with respect to the oil and gas reserves of Black Hills Exploration and Production, Inc., the future net revenues from such reserves, and the present value thereof, which information has been included in this Form 8-K in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form 8-K and to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-63059, 333-61969, 333-17451, 333-82787, 333-30272 and 333-63264 and the Registration Statement on
Form S-3, No. 33-71130.

                                              RALPH E. DAVIS ASSOCIATES, INC.

                                              /s/ Joseph Mustacchia, Jr.
                                              ---------------------------------
                                              Joseph Mustacchia, Jr.
                                              Executive Vice President

November 21, 2002